As filed with the Securities and Exchange Commission on May 3, 2000

                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                ACTEL CORPORATION
             (Exact name of Registrant as specified in its charter)



      CALIFORNIA                                      77-0097724
(State of Incorporation)                 (I.R.S. Employer Identification Number)
                               955 E. Arques Ave.
                               Sunnyvale, CA 94086
                    (Address of principal executive offices)



                   AUTOGATE LOGIC, INC. 1994 STOCK OPTION PLAN
               ACTEL CORPORATION 1986 INCENTIVE STOCK OPTION PLAN
               ACTEL CORPORATION 1993 DIRECTOR'S STOCK OPTION PLAN
            ACTEL CORPORATION 1995 EMPLOYEE AND CONSULTANT STOCK PLAN

                            (Full title of the Plans)


                                  John C. East
                      President and Chief Executive Officer
                                ACTEL CORPORATION
                               955 E. Arques Ave.
                               Sunnyvale, CA 94086
                                 (408) 739-1010
            (Name, address and telephone number of agent for service)



                                   Copies to:

                            HENRY P. MASSEY, JR. ESQ.
                             PETER S. HEINECKE, ESQ.
                             DAVID M. SEREPCA, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300


====================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                          Proposed               Proposed
                Title of                          Maximum                  Maximum                Maximum
               Securities                          Amount                 Offering               Aggregate            Amount of
                 to be                             to be                  Price Per              Offering            Registration
               Registered                        Registered                 Share                  Price                 Fee
---------------------------------------- ------------------------- ---------------------- ---------------------- -------------------
Common Stock, $0.001 par                       89,057  shares            $ 32.31  (2)           $2,877,432           $    760
value, issued and outstanding
under AutoGate Logic, Inc.
1994 Stock Option Plan
---------------------------------------- ------------------------- ---------------------- ---------------------- -------------------
Common Stock, $0.001 par                    1,112,456 shares             $  32.31  (2)          $35,943,453            $ 9,489
value, to be issued under 1986
Incentive Stock Option Plan
---------------------------------------- ------------------------- ---------------------- ---------------------- -------------------
Common Stock, $0.001 par                        20,000 shares            $  32.31  (2)          $   646,200            $   171
Value, to be issued under 1993
Directors' Stock Option Plan
---------------------------------------- ------------------------- ---------------------- ---------------------- -------------------
Common Stock, $0.001 par                       550,000 shares             $  32.31  (2)          $17,770,500            $ 4,691
Value, to be issued under 1995
Employee and Consultant
Stock Plan
======================================== ========================= ====================== ====================== ===================
Total                                       1,771,513 shares (1)                                $57,237,585            $15,111
======================================== ========================= ====================== ====================== ===================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of shares subject to options currently issued and outstanding under the AutoGate Logic, Inc. 1994 Stock Option Plan, the Actel Corporation 1986 Incentive Stock Option Plan, the Actel Corporation 1993 Director's Stock Option Plan, and the Actel Corporation 1995 Employee and Consultant Stock Plan. Actel Corporation (the "Registrant") acquired all of the outstanding capital stock of AutoGate Logic, Inc. ("AGL") on December 21, 1999 (the "AutoGate Acquisition"). Pursuant to the terms of the AutoGate Acquisition, the Registrant assumed all outstanding options to purchase AutoGate Common Stock under the AutoGate 1994 Stock Option Plan (the "Assumed Options"), and such options became options to purchase the Registrant's Common Stock, subject to certain adjustments as to number of shares and exercise price.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Act") solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on April 26, 2000, because the prices at which the options to be granted in the future may be exercised, and the prices at which shares will be purchased in the future, are not currently determinable.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3   INFORMATION INCORPORATED BY REFERENCE

         The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

         Item 3(a)

                  The Registrant's Annual Report on Form 10-K filed on April 3, 2000, which contains audited financial statements for the Registrant's fiscal year ended January 2, 2000, the latest fiscal year for which such statements have been filed.

         Item 3(b)

                  None.

         Item 3(c)

                  Items 1 and 2 of the Registrant's Registration Statement on Form 8-A declared effective on August 2, 1993, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4   DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5   INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the California General Corporation Law, the Registrant has included in its Articles of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of the Registrant provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Registrant has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the California General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. At present, the Registrant is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Registrant in which indemnification would be required or permitted. The Registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7   EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8   EXHIBITS

  Exhibit Number  Document

     4.1 Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 2.2 to Registrant's Form S-1 (file No. 33-64704) declared effective on August 2, 1993)

     5.1  Opinion of Counsel as to Legality of Securities Being Registered.

     23.1 Consent of Ernst & Young LLP, Independent Auditors (see page 7).

     24.2 Consent of Counsel (contained in Exhibit 5.1 hereto).

     25.1 Power of Attorney (see page 6).

Item 9   UNDERTAKINGS

         A.       The undersigned Registrant hereby undertakes:


                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Actel Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on May 3, 2000.

                                              ACTEL CORPORATION

                                         By:  /s/ David L. Van De Hey
                                              David L. Van D Hey
                                              Vice President, General Counsel
                                              and Secretary

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. East and David L. Van D Hey, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                          Title                                  Date
---------------------------   ---------------------------------------------   -----------
/s/ John C. East              President, Chief Executive Officer (Principal
---------------------------   Executive Officer), and Director                May 3, 2000
(John C. East)

/s/ Henry L. Perret           Vice President of Finance and Chief Financial
---------------------------   Officer (Principal Financial and Accounting
(Henry L. Perret)             Officer)                                        May 3, 2000

/s/ Jos C. Henkens            Director                                        May 3, 2000
---------------------------
(Jos C. Henkens)

/s/ Jacob S. Jacobsson        Director                                        May 3, 2000
---------------------------
(Jacob S. Jacobsson)

/s/ Frederic N. Schwettman    Director
---------------------------
(Frederic N. Schwettman)                                                      May 3, 2000

/s/ Robert G. Spencer         Director                                        May 3, 2000
---------------------------
(Robert G. Spencer)


EXHIBIT 23.1



                      CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Option Plan of AutoGate Logic, Inc., the 1986 Incentive Stock Option Plan of Actel Corporation, the 1993 Director's Stock Option Plan of Actel Corporation, and the 1995 Employee and Consultant Stock Plan of Actel Corporation, of our report dated January 21, 2000, except for the second paragraph of Note 15, as to which the date is March 31, 2000, with respect to the consolidated financial statements of Actel Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                          /s/  ERNST & YOUNG LLP



         San Jose, California

         May 3, 2000

Exhibit 5.1



                                                                   May 3, 2000


Actel Corporation
955 E. Arques
Sunnyvale, CA  94086

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about May 3, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of an additional 1,771,513 shares of your Common Stock (the "Shares") reserved for issuance under the 1994 Stock Option Plan of AutoGate Logic, Inc., and the 1986 Incentive Stock Option Plan, the 1986 Directors' Stock Option Plan and the 1995 Employee and Consultant Stock Plan of Actel Corporation (collectively, the "Plans"). As legal counsel for Actel Corporation, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares under the Plans.

         It is our opinion that, when issued and sold in the manner referred to in the Plans and pursuant to the respective agreement which accompanies each grant under the Plans, the Shares will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement and any amendments to it.

                                                Very truly yours,

                                                WILSON SONSINI GOODRICH & ROSATI
                                                Professional Corporation